Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement is made and entered into as of the eighth day of December, 2004 by and between Allin Corporation, a Delaware corporation (“Employer”), and Richard W. Talarico (“Employee”), a resident of Pennsylvania.

WHEREAS, Employer and Employee entered into that certain Employment Agreement dated as of January 10, 2002, effective as of January 1, 2001 (the “Employment Agreement”); and

WHEREAS, Employer and Employee desire to amend that Agreement by mutual consent.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and intending to be legally bound hereby, the parties agree as follows:

Section 3(h) of the Agreement is hereby deleted in its entirety.

In all other respects, the terms and conditions of the Agreement are ratified and confirmed.

Allin Corporation

/s/ Richard W. Talarico	By:	/s/ Dean C. Praskach
Richard W. Talarico		Dean C. Praskach
Vice President and Chief Financial Officer